SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                          FORM 8-K
                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             The Securities Exchange Act of 1934

        Date of Report (date of earliest event reported):
                       June 14, 2001

                     XEROX CORPORATION
   (Exact name of registrant as specified in its charter)

 New York              1-4471                16-0468020
 (State or other       (Commission File      (IRS Employer
 jurisdiction of       Number)               Identification
 incorporation)                              No.)

                   800 Long Ridge Road
                     P. O. Box 1600
            Stamford, Connecticut  06904-1600
    (Address of principal executive offices)(Zip Code)

    Registrant's telephone number, including area code:
                      (203) 968-3000







Item 5.  Other Events

A.  Xerox to Exit SOHO Business

Registrant today announced its exit from the small office/home office (SOHO) business segment in a move that sharpens the Registrant's focus and supports its turnaround strategy.

Over the next six months, Registrant will discontinue its line of personal inkjet and xerographic products sold primarily through retail channels. However, Registrant will continue to provide service, support and supplies for its customers who own Xerox SOHO products.

"This was a difficult but necessary decision that is consistent with our resolve to execute an effective turnaround by focusing on core office and production growth opportunities," said Paul A. Allaire, Registrant's chairman and Chief Executive Officer. "While Xerox was engaged in active discussions with potential equity partners, the slowdown in the economy and its impact on the PC and SOHO markets prevented these companies from making what was once considered a compelling investment in Xerox's SOHO business."

"By exiting the SOHO business, Xerox will generate significant cash savings and improved earnings that are incremental to our previous expectations to return to profitability in the second half and for the full year," said Anne M. Mulcahy, Registrant's President and Chief Operating Officer.

The inkjet model required an upfront financial investment, which turns to high-margin profitability as an increasing equipment population drives the recurring and profitable sale of supplies.

"In a short period of time, the market for inkjet has changed dramatically, and recent data indicates that the slowdown will continue," added Mulcahy. "Xerox is therefore making the right decision at the right time. We will be better positioned to build the new Xerox around our core strengths in the production printing and network office environments, focusing on high-growth opportunities in color, solutions and services."

In the first quarter of 2001, Registrant recorded a $82 million pre-tax loss in its SOHO business. Revenues for SOHO were $139 million, representing 3 percent of total first-quarter revenues. Registrant expects its second quarter pre-tax SOHO operating loss to be similar to the first quarter.

The accounting treatment and a related charge will be announced with the company's second-quarter results.

Registrant confirmed its unwavering commitment to the office printing Business, building on its successful acquisition of Tektronix's color printing and imaging division. Registrant will continue to fuel future growth in color and monochrome printers designed for networked offices and sold through indirect channels worldwide.

Service and support centers for customers who own Xerox SOHO products will remain operational, and Registrant will continue to manufacture and market supplies during a phase-down period to meet customer commitments. SOHO product research and development in North America will cease operations immediately. Registrant is beginning consultation with European employee worker councils to discuss changes for the SOHO European business, including its inkjet manufacturing facility in Dundalk, Ireland.

Registrant intends to sell its current inventory of SOHO products through existing retail and other channels worldwide.

B. Xerox Board to Make Dividend Decisions in July

Registrant today said that the decisions on its second-quarter common and preferred dividends would be made at its next scheduled Board of Directors' meeting on July 9. Registrant will announce these decisions immediately after the meeting.


 --------------------------------------------------------------

                        Forward-Looking Statements


From time to time Xerox Corporation (the Registrant or the Company) and its representatives may provide information, whether orally or in writing, including certain statements in this Current Report on Form 8-K, which are deemed to be "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995 ("Litigation Reform Act"). These forward-looking statements and other information relating to the Company are based on the beliefs of management as well as assumptions made by and information currently available to management.

The words "anticipate", "believe", "estimate", "expect", "intend", "will", and similar expressions, as they relate to the Company or the Company's management, are intended to identify forward-looking statements. Such statements reflect the current views of the Registrant with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected. The Registrant does not intend to update these forward-looking statements.

In accordance with the provisions of the Litigation Reform Act we are making investors aware that such "forward-looking" statements, because they relate to future events, are by their very nature subject to many important factors which could cause actual results to differ materially from those contained in the "forward-looking" statements. Such factors include but are not limited to the following:

Competition - the Registrant operates in an environment of significant competition, driven by rapid technological advances and the demands of customers to become more efficient. There are a number of companies worldwide with significant financial resources which compete with the Registrant to provide document processing products and services in each of the markets served by the Registrant, some of whom operate on a global basis. The Registrant's success in its future performance is largely dependent upon its ability to compete successfully in its currently-served markets and to expand into additional market segments.

Transition to Digital - presently black and white light-lens copiers represent approximately 30% of the Registrant's revenues. This segment of the market is mature with anticipated declining industry revenues as the market transitions to digital technology. Some of the Registrant's new digital products replace or compete with the Registrant's current light-lens equipment. Changes in the mix of products from light-lens to digital, and the pace of that change as well as competitive developments could cause actual results to vary from those expected.

Expansion of Color - color printing and copying represents an important and growing segment of the market. Printing from computers has both facilitated and increased the demand for color. A significant part of the Registrant's strategy and ultimate success in this changing market is its ability to develop and market machines that produce color copies quickly and at reduced cost. The Registrant's continuing success in this strategy depends on its ability to make the investments and commit the necessary resources in this highly competitive market.

Pricing - the Registrant's ability to succeed is dependent upon its ability to obtain adequate pricing for its products and services which provide a reasonable return to shareholders. Depending on competitive market factors, future prices the Registrant can obtain for its products and services may vary from historical levels. In addition, pricing actions to offset currency devaluations may not prove sufficient to offset further devaluations or may not hold in the face of customer resistance and/or competition.

Customer Financing Activities - On average, 75 - 80 percent of the
Registrant's equipment sales are financed through the Registrant. To fund these arrangements, the Registrant must access the credit markets and the long-term viability and profitability of its customer financing activities is dependent on its ability to borrow and its cost of borrowing in these markets. This ability and cost, in turn, is dependent on the Registrant's credit ratings. Currently the Registrant's credit ratings are such as to effectively preclude its ready access to capital markets and the Registrant is currently funding its customer financing activity from cash on hand. There is no assurance that the Registrant will be able to continue to fund its customer financing activity at present levels. The Registrant is actively seeking third parties to provide financing to its customers. In the near-term the Registrant's ability to continue to offer customer financing and be successful in the placement of its equipment with customers is largely dependent upon obtaining such third party financing.

Productivity - the Registrant's ability to sustain and improve its profit margins is largely dependent on its ability to maintain an efficient, cost-effective operation. Productivity improvements through process reengineering, design efficiency and supplier cost improvements are required to offset labor cost inflation and potential materials cost changes and competitive price pressures.

International Operations - the Registrant derives approximately half its revenue from operations outside of the United States. In addition, the Registrant manufactures or acquires many of its products and/or their components outside the United States. The Registrant's future revenue, cost and profit results could be affected by a number of factors, including changes in foreign currency exchange rates, changes in economic conditions from country to country, changes in a country's political conditions, trade protection measures, licensing requirements and local tax issues. Our ability to enter into new foreign exchange contracts to manage foreign exchange risk is currently severely limited, and we anticipate increased volatility in our results of operations due to changes in foreign exchange rates.

New Products/Research and Development - the process of developing new high technology products and solutions is inherently complex and uncertain. It requires accurate anticipation of customers' changing needs and emerging technological trends. The Registrant must then make long-term investments and commit significant resources before knowing whether these investments will eventually result in products that achieve customer acceptance and generate the revenues required to provide anticipated returns from these investments.

Revenue Growth - the Registrant's ability to attain a consistent trend of revenue growth over the intermediate to longer term is largely dependent upon expansion of its equipment sales worldwide and usage growth (i.e., an increase in the number of images produced by customers). The ability to achieve equipment sales growth is subject to the successful implementation of our initiatives to provide industry-oriented global solutions for major customers and expansion of our distribution channels in the face of global competition and pricing pressures. The ability to grow usage may be adversely impacted by the movement towards distributed printing and electronic substitutes. Our inability to attain a consistent trend of revenue growth could materially affect the trend of our actual results.

Turnaround Program - In October 2000, the Registrant announced a turnaround program which includes a wide-ranging plan to generate cash, return to profitability and pay down debt. The success of the turnaround program is dependent upon successful and timely sales of assets, restructuring the cost base, placement of greater operational focus on the core business and the transfer of the financing of customer equipment purchases to third parties. Cost base restructuring is dependent upon effective and timely elimination of employees, closing and consolidation of facilities, outsourcing of certain manufacturing and logistics operations, reductions in operational expenses and the successful implementation of process and systems changes.

The Registrant's liquidity is dependent on the timely implementation and execution of the various turnaround program initiatives as well as its ability to generate positive cash flow from operations and various financing strategies including securitizations. Should the Registrant not be able to successfully complete the turnaround program, including positive cash generation on a timely or satisfactory basis, the Registrant will need to obtain additional sources of funds through other operating improvements, financing from third parties, or a combination thereof.

_____________________________________________________________________________

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this report to be signed on its behalf by the undersigned duly authorized.

                                         XEROX CORPORATION

                                         /s/ MARTIN S. WAGNER
                                         ----------------------------
                                         By: MARTIN S. WAGNER
                                             Assistant Secretary

Date: June 14, 2001